Exhibit 99.1

VERENIUM ANNOUNCES CHANGES IN SENIOR MANAGEMENT

SAN DIEGO, CA., February 25, 2011 – Verenium Corporation (NASDAQ: VRNM), a pioneer in the development and commercialization of high-performance industrial enzyme solutions, today announced a series of changes within its senior management team. Effective March 31:

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Carlos Riva, currently Director, President and Chief Executive Officer, will be retiring from his position at the Company. He will continue to be available to the Company as a consultant for a period of time.

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James Levine, currently Executive Vice President and Chief Financial Officer, will be promoted to President and Chief Executive Officer, succeeding Carlos Riva. He will also be elected to the Company’s Board of Directors.

•	Jeffrey Black, currently Senior Vice President and Chief Accounting Officer, will be promoted to Chief Financial Officer. He will continue to report to Levine.

•	Janet Roemer will continue as Chief Operating Officer and will report to Levine.

“This is an exciting time for Verenium and I am very pleased to have the opportunity to continue to partner with Janet, Jeff and the rest of our team as we focus on realizing Verenium’s vision of building the next leading industrial enzymes company,” said James Levine, President and Chief Executive Officer Designate of Verenium. “On behalf of the Company and our Board of Directors, I’d also like to recognize the many contributions Carlos made in his time here and wish him well with his future plans.”

About Verenium

Verenium, an industrial biotechnology company, is a global leader in developing high-performance enzymes. Verenium’s tailored enzymes are environmentally friendly, making products and processes greener and more cost-effective for industries, including the global food and fuel markets. Read more at www.verenium.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include, but are not limited to, statements related to Verenium’s lines of business, operations, capabilities, commercialization activities, corporate partnerships, target markets and future financial performance, results and objectives, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with Verenium’s strategic focus, risks associated with Verenium’s technologies, risks associated with Verenium’s ability to obtain additional capital to support its planned operations and financial obligations, risks associated with Verenium’s dependence on patents and proprietary rights, risks associated with Verenium’s protection and enforcement of its patents and proprietary rights, the commercial prospects of the industries in which Verenium operates and sells products, Verenium’s dependence on manufacturing and/or license agreements, and its ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize its technologies and products (including by obtaining any required regulatory approvals) using Verenium’s technologies and timing for launching any commercial products and projects, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, and risks and other uncertainties more fully described in Verenium’s filings with the Securities and Exchange

Commission, including, but not limited to, Verenium’s annual report on Form 10-K for the year ended December 31, 2009 and any updates contained in its subsequently filed quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof, and Verenium expressly disclaims any intent or obligation to update these forward-looking statements.

Contacts:

Kelly Lindenboom Vice President, Corporate Communications 617-674-5335 kelly.lindenboom@verenium.com